EXHIBIT 23.2
Consent of Independent Registered Public Accounting Firm
Steelcase Inc.
Grand Rapids, Michigan
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Registration Statement No. 333-158754) and Registration Statements on Form S-8 for Steelcase Inc. Deferred Compensation Plan (Registration No. 333-84689), and Steelcase Inc. Incentive Compensation Plan (Registration Nos. 333-46711, 333-50964, 333-102361 and 333-146530) of our report dated April 23, 2009, relating to the consolidated financial statements and schedule for the year ended February 27, 2009, which appears in this Form 10-K.

/s/ BDO USA, LLP
BDO USA, LLP (formerly known as BDO Seidman, LLP)
Grand Rapids, Michigan
April 25, 2011